Exhibit 10.2

FORM OF RESTRICTED STOCK AGREEMENT

FOR [______]

This Restricted Stock Agreement (“Agreement”) is made as of August 19, 2020 (the “Grant Date”) between Infinity Energy Resources, Inc. (the “Company”) and             (the “Employee”).

WHEREAS, the Company is authorized to grant awards of restricted common stock and the Company maintains sufficient common shares authorized and reserved for award purposes to be granted to employees, board members and consultants. The grants are administered by the Company’s Board of Directors (the “Board”), and

WHEREAS, the Employee has provided service to the Company in the past and currently serves as the Company’s ____________. The Company recognizes that the Employee has not been awarded compensation commensurate with his services, and

WHEREAS, in consideration of the Employee’s continued service to the Company, the Board has determined that the Employee shall be granted an award of Restricted Stock, and

WHEREAS, to further the interests of the Company and the Employee, the parties have set forth the terms of such award in writing in this Agreement;

NOW, THEREFORE, the Company and the Employee agree as follows:

1. Award.

(a) Grant. The Employee is hereby granted ___________ shares (the “Restricted Stock”) of the Company’s common stock, par value $.0001 per share (“Stock”), which shall be issued in the Employee’s name subject to the restrictions contained in this Agreement. The Restricted Stock awarded pursuant to this Agreement is separate from and not in tandem with any other award(s) granted to the Employee.

(b) RESERVED

2. Restrictions. The shares of Restricted Stock are subject to the following restrictions (collectively, the “Restrictions”):

(a) Forfeiture Restrictions. If the Employee’s consulting relationship with the Company shall terminate for any reason other than a “Change of Control” or the Employee’s Retirement, Disability or Death as provided in Section 3 below, the Employee shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 as of the effective date of termination of Employee’s consulting relationship with the Company.

(b) Competition. In the event the Employee becomes employed by, associated in any way with, or becomes the beneficial owner of more than 1% of the equity of, any business which competes, directly or indirectly, with the Company’s business in any geographical area where the Company then does business, or if the Employee engages in criminal conduct with respect to the Company, a Subsidiary, or any of their property, shareholders, employees, officers or Employees, or engages in conduct involving moral turpitude, the Employee shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3.

(c) Restrictions on Transfer. The Employee may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3. Upon any violation of this restriction, the shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 below shall be forfeited and the attempted transfer shall be null and void.

3. Lapse of Restrictions.

(a) Unless otherwise accelerated pursuant to this Section or otherwise by the Board pursuant to its authority, the Restrictions will lapse with respect to the shares of Restricted Stock in accordance with the following schedule provided the Employee remains a Employee of the Company or its Subsidiaries on such date:

Number	Date
______ shares	September 30, 2020
______ shares	December 31, 2020
______ shares	March 31, 2021
______ shares	June 30, 2021
______ shares	September 30, 2021
______ shares	December 31, 2021
______ shares	March 31, 2022
______ shares	June 30, 2022

(b) Notwithstanding the foregoing, the Restrictions with respect to all shares of Restricted Stock will lapse immediately and the shares shall vest automatically as of the date of a “Change of Control” of the Company as such term is defined in the following:

For the purpose of this restricted stock agreement, a “change of control” shall be deemed to have occurred if after the date hereof

(i)	a report on Schedule 13D or Schedule 13G shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of thirty percent or more of the total voting power represented by the Company’s then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities); or

(ii)	any person, other than the Company or any employee benefit plan sponsored by the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of thirty percent or more of the total voting power represented by the Company’s then outstanding voting securities (all as calculated under clause (i)); or

(iii)	the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of common Shares of the surviving corporation immediately after the merger as immediately before or a merger effected pursuant to Section 251(g) of the Delaware General Corporation Law), or pursuant to which common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv)	there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four month period such that “continuing directors” cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, “continuing directors” means those members of the Board who either were directors at the beginning of such consecutive twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then-existing “continuing directors.”

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So long as there has not been a “change of control” within the meaning of clause (iv), the Board of Directors may adopt by a 70% majority vote of the “continuing directors” a resolution to the effect that an event described in clauses (i) or (ii) shall not constitute a “change of control.”

(c) Notwithstanding the foregoing, in the event the Employee’s consulting relationship with the Company is terminated by reason of the Employee’s Retirement, Death or “Disability”, the Restrictions with respect to all shares of Restricted Stock will lapse immediately and the shares shall vest automatically as of the date of the Employee’s death or as of the effective date of the termination of the consulting relationship with the Company by reason of his or her Retirement or Disability. For purposes of this Agreement, “Disability” means that as of the date of the termination of the consulting relationship between Employee and the Company, the Employee suffers from a medically determinable physical or mental impairment that renders the Employee unable to perform substantially all of the duties of the Employee’s agreement with the Company and can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Agreement, “Retirement” means that as of the date of the termination of the consulting relationship between Employee and the Company, the Employee has reached a minimum age of sixty years and has formally announced his/her retirement from day-to-day work activities consuming more than 10 hours per week.

The shares of Restricted Stock with respect to which the Restrictions have lapsed shall cease to be subject to any Restrictions except as otherwise provided in this Agreement.

4. Custody of Restricted Stock.

(a) Custody. The Company shall register, electronically or otherwise, the shares of Restricted Stock granted hereunder in the Employee’s name. Any stock certificate(s) issued in connection with the Restricted Stock shall be delivered to and held by the Secretary of the Company until forfeiture occurs or the Restrictions lapse with respect to such shares of Restricted Stock pursuant to the terms of this Agreement.

(b) Additional Securities as Restricted Stock. Any securities received as the result of ownership of shares of Restricted Stock, including without limitation, securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization (all such securities to be considered “Restricted Stock” for all purposes under this Agreement), shall be held in custody in the same manner and subject to the same conditions as the shares of Restricted Stock with respect to which they were issued.

(c) Delivery to the Employee. With respect to shares of Restricted Stock for which the Restrictions have lapsed (without forfeiture), the unrestricted shares of Restricted Stock shall be released to the Employee by electronic transfer or in the form of a stock certificate, and such method of delivery shall be made at the Company’s discretion. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such Stock. The Company shall not be obligated to issue or deliver any Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange. The Company shall not be required to transfer on its books any shares of Stock (whether subject to restrictions or unrestricted) which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

5. Status of Stock. Notwithstanding the Restrictions contained herein, and unless and until the shares of Restricted Stock are forfeited pursuant to the provisions of this Agreement, the Employee shall have all rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive dividends thereon.

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6. Relationship to Company.

(a) No Effect on Company’s Rights or Powers. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization, or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) No Guarantee of Continued Consulting Relationship. Neither this Restricted Stock Agreement nor the shares of Restricted Stock awarded hereby shall confer upon the Employee any right with respect to a continued consulting relationship with the Company, nor shall this Restricted Stock Agreement or the shares of Restricted Stock awarded hereby interfere in any way with any right the Company would otherwise have to terminate the Employee’s consulting relationship with the Company at any time. This Agreement shall not be deemed to enlarge or alter any rights Employee may have pursuant to any consulting or other agreement with the Company.

7. Agreement with Respect to Taxes. The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this Restricted Stock award or the lapse of the Restrictions hereunder. The Employee agrees to indemnify the Company for any applicable tax liability related to the Restricted Stock.

8. Board’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Board, including, without limitation, the Board’s rights to make certain determinations and elections with respect to the shares of Restricted Stock granted hereby.

9. Section 83(b) Election. The Employee is hereby advised that he or she may wish to consult an attorney or accountant concerning the advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Such an election (which must be made within 30 days of the date of the grant of the Restricted Stock) may permit the Employee to pay current income tax based on the present fair market value of the Restricted Stock, as opposed to the fair market value of the Restricted Stock when the restrictions imposed thereon under this Agreement lapse. The Employee must notify the Company within ten (10) days of any such election.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under the Employee.

11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a party’s signature hereto by facsimile or PDF shall bind the parties hereto.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14. Acceptance of Terms and Conditions. This Restricted Stock award will not be effective until the Employee has acknowledged and agreed to the terms and conditions set forth herein by executing this Agreement in the space provided below and returning the same to the Company.

Awarded subject to the terms and conditions stated above:

INFINITY ENERGY RESOURCES, INC.		EMPLOYEE: Accepted under the terms and conditions stated above:

By:

Authorized Officer

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